                            PART III

ITEM 1.  INDEX TO EXHIBITS

EXHIBIT NO.                    DESCRIPTION                            PAGE
-----------                    -----------                            ----
  I               Articles of Incorporation, as amended                20

  II              Article of Amendment of the Certificate              26
                       of Incorporation (11/01/64)

  III                Articles of Amendment to the                      29
                  Articles of Incorporation (10/29/96)

  IV                     Bylaws, as amended                            32

  V                 Agreement, dated January 6, 1997,                  36
                     between Rocky Mountain Power Co.
                   and Prime Rate Investment Management
                           Enterprises, Inc.

  VI                   Consent of Accountant (RMPC)                    37

  VII                  Consent of Accountant (PRIME)                   38

  27                       Financial Data Schedule                     39












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                           EXHIBIT I

                   ARTICLES OF INCORPORATION

                               OF

                    ROCKY MOUNTAIN POWER CO.

      KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned, PATRICIA BECK, TREVA BOULWARE, and DOROTHY BLOEDEL, hereby associate ourselves together for the purpose of becoming a body politic and corporate under and by virtue of the laws of the State of Colorado, and do hereby make, sign, execute, and acknowledge this certificate in writing of our intention so to become a body corporate, and do hereby certify:

                               ARTICLE I

             The name of this corporation shall be:

                    ROCKY MOUNTAIN POWER CO.

                           ARTICLE II

      The objects, powers, and purposes of the corporation shall be:

      1. To carry on the general business of the generation, transmission, distribution, and sale of electric current to towns, cities, other power companies, and the general public for heating, lighting, power, and other purposes.
      2. To take, acquire, appropriate, purchase, sell, store, supply, furnish, and otherwise deal in water for irrigation, manufacturing, industrial, mining, domestic, and other purposes.
      3. To acquire, build, construct, own, maintain, and operate all necessary and convenient lands, buildings, structures, dams, machinery, poles, wires, and other devices and property incident to the foregoing objects and to obtain such licenses, permits, and franchises from federal and state authorities and others as may be incident thereto.


                               20
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      4.  To borrow money or incur debts for any purpose of the corporation and secure the same by mortgage, pledge, or otherwise, and issue therefor promissory notes, debentures, or other obligations, to loan money upon property, both real and personal, and to take notes and encumbrances secured by real and personal property.
      5. To purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of, or deal in, any bonds, stock, loans or other securities or evidences of indebtedness created or issued by any other corporation or corporations, association, or partnership of the State of Colorado, or of any other state, territory or country, and while owner thereof, to exercise all the rights, powers and privileges of ownership.
      6. To purchase, acquire, hold, own, mortgage, pledge, lease, sell, assign, transfer, invest, trade and deal in, goods, wares, merchandise and all other kinds of personal property.
      7. To carry out all or any part of the foregoing objects as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, firm, partnership, association, or any other corporation, and in carrying on its business and for the purpose of attaining or furthering any of its objects, to make and perform such contracts of any kind and description, to do such acts and things, and to exercise any and all such powers as a natural person could lawfully make, perform, do or exercise.
      8.  To conduct business and carry out all or any part of the foregoing objects and powers in any of the state, territories, colonies, or dependencies of the United States, in the District of Columbia, and in any and all foreign countries.
      9. To exercise any and all powers conferred by law upon corporations organized under the laws of Colorado.


               The foregoing enumeration of the objects, powers and purposes of the corporation is not intended as a limitation upon its powers and objects of our corporation and shall not be construed or held to prohibit or limit the exercise

                                21

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          of any other and further rights and powers which may now or hereafter be allowed or permitted by law to a corporation.

                              ARTICLE III

             This corporation shall have perpetual existence.

                              ARTICLE IV
          The total number of shares of all classes of stock which this corporation shall have authority to issue is 600,000 shares including 200,000 shares of common stock without par value and 400,000 shares of cumulative preferred stock with a par value of $1 per share. The designation, powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, in respect to the classes of stock of the corporation are as follows:
             Section 1.  The holders of the cumulative preferred stock shall
             ----------
          be entitled to receive out of surplus of net profits of the corporation, but only when declared by the Board of Directors, dividends at the rate of, but not exceeding, six cents ($.06) per share per annum, payable quarterly on the first days of January, April, July, and October in each year.
             Section 2.  Upon dissolution or liquidation of the corporation
             ----------
          the holder of each share of preferred stock shall be entitled to receive and shall be paid an amount not to exceed $1.00 per share plus an amount equal to all dividends accrued and unpaid on each share before any sum shall be paid to or distributed among the holders of the common stock. After the payment to the holders of the preferred stock of the full preferential amounts payable to them as aforesaid, any and all assets of the corporation then remaining shall be available for distribution pro rata among the holders of the common stock, according to the number of shares held by each of them respectively.
             Section 3.  All or any part of the shares of preferred stock
             ----------
          shall be subject to redemption at the option of the Board of Directors of the corporation on any dividend payment date, upon thirty days' notice by mail to the holders of shares intended to be redeemed, at their respective addresses appearing on the stock



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          books of the corporation, at $1.00 per share.  If it is
          intended at any time to redeem fewer than all of the shares of preferred stock then outstanding, shares shall be selected for redemption by lot in such manner as shall from time to time be determined by the Board of Directors. At any time after the notice of intention to redeem has been mailed as herein provided, the corporation may deposit the aggregate redemption price with a bank or trust company in the City and County of Denver, State of Colorado, named in said notice, payable in the amounts aforesaid to the respective record holders of the shares to be redeemed on endorsement and surrender of their certificates; and upon the making of the deposit, said holders shall cease to be stockholders with respect to said shares, and from and after the making of the deposit, said holders shall have no interest in or claim against the corporation with respect to said shares, but shall be entitled only to receive said monies from said bank or trust company without interest. Any monies unclaimed at the end of six years from the date of said deposit shall be repaid to the corporation. Shares of preferred stock from time to time redeemed shall be forthwith cancelled and shall not be reissued.
             Section 4.  The common stock shall have the sole and exclusive
             ----------
          right to vote on all questions, including the election of directors, and the holders thereof shall be entitled to one vote for each share of stock held.

             Section 5. As long as any share of preferred stock remains outstanding, the following conditions shall control:
                   A. Article IV of the Articles of Incorporation shall not be amended, changed, or altered in any respect without the consent in writing of the preferred stockholders representing a majority of the then issued and outstanding preferred stock.
                   B. No dividend other than stock dividends shall be declared or paid on the common stock except when the Board of Directors shall have declared and paid, or set apart for payment; dividends at the rate aforesaid on the preferred stock for all prior periods for which such dividends shall have been cumulative and shall have appropriated and set apart a sum sufficient for


                              23
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          the payment of dividends on the preferred stock for the then current dividend period.
                   C. A determination as to whether the requisite criteria
          are met for the declaration and payment of dividends on common stock, pursuant to this Article shall be made by the Board of Directors, which determination or determinations, in the absence of fraud, shall be conclusive.
             Section 6.  No holder of common or preferred stock shall have any
             ----------
          preemptive right to subscribe to any issue of stock of this corporation, to any securities convertible into stock, whether now or hereafter authorized, except as follows:

                   After 140,000 shares of common stock have been issued, the holders of common stock shall have the preemptive right to subscribe for and purchase their proportionate part of additional shares of common stock, or securities convertible into common stock, upon their original issue by the corporation.



                            ARTICLE V
                    The corporate powers of this company shall be exercised by a Board of Directors which shall consist of five members, and PATRICIA BECK, TREVA BOULWARE, DOROTHY BLOEDEL, HAROLD G. ELLINGSON, and JOHN B. MITCHELL are hereby designated as directors who shall manage the affairs of said corporation for the first year of its existence and until their successors are elected and qualified.

                           ARTICLE VI
                     The principal office and place of business of this corporation shall be at Denver, Colorado, and the original stock ledger and books of accounts shall be kept in such principal office.


                           ARTICLE VII
                      Meetings of the Board of Directors and of stockholders
            may be held beyond the limits of the State of Colorado.


                           ARTICLE VIII

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                     Cumulative voting shall not be allowed in the election
           of directors.


                            ARTICLE IX
                     The Board of Directors shall have power to make such Bylaws as it may deem proper for the management of the affairs of the company and for the purpose of carrying on all kinds of business within the objects and purposes of this corporation.

             IN WITNESS WHEREOF the said incorporators have hereunto set
              their hands and seals this 22 day of   September A.D. 1958.

BY (Signature)                                       /S/ Patricia Beck
                                                    -----------------
                                                       Patricia Beck


BY(Signature)                                       /S/ Treva Boulware
                                                    ------------------
                                                       Treva Boulware


BY(Signature)                                      /S/ Dorothy Bloedel
                                                    -------------------
                                                       Dorothy Bloedel


              STATE OF COLORADO
              CITY AND COUNTY OF DENVER
                   The foregoing instrument was acknowledged before me this 22 day of September , 1958, by PATRICIA BECK, TREVA BOULWARE, and DOROTHY BLOEDEL.
                   Witness my hand and official seal.
                    My commission expires
                                         -------------------
                                         /S/ Donald A. Begaz
                                         -------------------
                                             Notary Public








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                              EXHIBIT II

                         ARTICLE OF AMENDMENT
                               OF THE
                     CERTIFICATE OF INCORPORATION
                                OF
                       ROCKY MOUNTAIN POWER CO.

         1. The Articles of Incorporation of Rocky Mountain Power Co. have been amended as follows:

             (a)  The preamble to Article IV has been amended to read:

              "The total number of shares of all classes of stock which this corporation shall have authority to issue is 1,400,000 shares including 1,000,000 shares of common stock with a par value of $.10 a share and 400,000 shares of cumulative preferred stock with a par value of $1.00 a share. The designation, powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, in respect to the classes of stock of the corporation are as follows:"

             (b)  Article IV, Section 6, has been amended to read:

              "Section 6.  No holder of common or preferred stock shall have any pre-emptive right to subscribe to any issue of stock of this corporation, or any securities convertible into stock, whether now or hereafter authorized, except as follows:

              "The holders of common stock shall have the pre-emptive right to subscribe for and purchase their proportionate part of additional shares of common stock, or securities convertible into common stock, upon their original issue by the corporation, except that such pre-emptive rights are denied with respect to 70,000 shares of the common stock of the Company and with respect to such shares of common stock as the Board of Directors in its discretion may determine from time to time to issue and sell upon a bona fide public offering, the Board of Directors to have the authority to determine what constitutes a bona fide public offering."

         2. The said amendments were adopted by the shareholders of the corporation at a special meeting of stockholders duly and lawfully noticed and convened in Denver, Colorado, at 2:00 o'clock P.M. on October 12, 1964.


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      3.  The number of shares of common no par value stock of the corporation outstanding on October 12, 1964 and entitled to vote at said special stockholders meeting was 189,915.

         4. At said meeting 165,090 shares of the common no par value stock were voted in favor of the adoption of the above and foregoing amendments and each of them. No shares of the common no par value stock were voted against said amendments.

         5. Article IV, Section 5, provides that "as long as any shares of preferred stock remains outstanding * * * Article IV shall not be amended, changed or altered in any respect without the consent in writing of the preferred stockholders representing a majority of the then issued and outstanding preferred stock." Stockholders holding 183,131 shares of the 6% cumulative preferred par value $1.00 stock of the corporation, constituting a majority of the 343,193 shares of issued and outstanding preferred stock, have indicated in writing their consent to the adoption of the above and foregoing amendments and each of them. None of the holders of said preferred shares withheld consent or disapproved said amendment.

         6. The manner of exchange, reclassification and cancellation of the 200,000 shares of common no par value stock of said corporation theretofore authorized is fully set forth in the following resolution:

                    "RESOLVED, that the present outstanding 200,000 shares of
                     no par common stock of Rocky Mountain Power Co. be reconstituted and reclassified into 200,000 shares of common stock with a par value of $.10 a share and said stock be considered a part of the 1,000,000 shares of common stock authorized by Article IV of the Articles of Incorporation, as amended, and that all certificates of no par common stock of the Company shall be promptly surrendered to the Company for cancellation and that new certificates representing the reconstituted and reclassified shares in like numbers shall be issued to such registered holders."

        The above resolution was adopted by an affirmative vote of 165,090 shares of said common no par value stock. No shares were voted against. The consent in writing to the adoption of the foregoing resolution has been given by the holders of 183,131 shares of the 6% cumulative, par value $1.00 stock of the corporation constituting a majority of the issued and outstanding preferred stock. There was on October 12, 1964, 343,193 shares of said preferred stock issued and outstanding.


                                 27

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       7.  Said amendment effects a change in the amount of stated capital of
   Rocky Mountain Power Co. from 200,000 shares of common stock without par value to 1,000,000 shares of common stock of the par value of ten cents ($.10) per share. The preferred stock remains unchanged or unaffected in any respect. The stated capital of this corporation as changed by said amendments is $500,000.00.

       IN WITNESS WHEREOF, this certificate has been executed in duplicate this 1st day of November, 1964, by the President and Assistant Secretary of said corporation.

  (Registrant)                                 ROCKY MOUNTAIN POWER CO.
   BY (Signature)                              /S/ Charles F. Brannan
  (Date)
   (Name and Title)                            Charles F. Brannan, President

              ATTEST:


   BY (Signature)                        /S/  L. J. Nylander
   (Date)
   (Name and Title)                       L. J. Nylander, Assistant Secretary

















                            28

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                              EXHIBIT III

                   Mail to: Secretary of State            For office use only
                      Corporations Section
                    1560 Broadway, Suite 200
                       Denver, CO   82020
                         (303) 894-2251
MUST BE TYPED        Fax (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
            ---
                                 ARTICLES OF AMENDMENT
Please Include a typed                  TO THE
self-addressed envelope        ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is     Rocky Mountain Power Co.
                                      ------------------------------------
SECOND: The following amendment to the Articles of Incorporation was adopted
on   October 29, 1996,     as prescribed by the Colorado Business Corporation
  ------------------------
Act, in the manner marked with an X below:

[ ]   No shares have been issued or Directors Elected - Action by
      Incorporators

[ ]   No shares have been issued by Directors Elected - Action by Directors

[ ] Such amendment was adopted by the board of directors where shares have been issued

[X] Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     See Exhibit "A" attached hereto.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     Each share of issued and outstanding $0.10 par value common stock is converted into one share of $0.05 par value common stock.

If these amendments are to have a delayed effective date, please list that date:
     ----------------------
     (Not to exceed (90) days from the date of filing)

(Registrant)                         Rocky Mountain Power Co.
                                    ------------------------------
BY(Signature)                        /S/ Michael L. Schumacher
(Name and Title)                     Michael L. Schumacher Its President






                                29
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                            ARTICLE IV

     The total number of shares of all classes of stock which this corporation shall have authority to issue is 100,200,000 which shall include 200,000 shares of cumulative preferred stock with a par value of $25.00 per share and 100,000,000 shares of common stock, with a par value of five cents per share. Designation, preferences, limitations and relative rights of each class shall be as follows:

Section 1: The holders of the cumulative preferred stock shall be entitled to receive out of the surplus or the earnings and profits of the corporation, but only when declared by the Board of Directors, dividends at the rate of $1.50 per share per annum. Any dividends which are payable, but not paid, upon the preferred stock shall be cumulated. The holders of the common stock shall be entitled to receive out of the surplus or the earnings and profits of the corporation, such dividends as may be declared from time to time by the Board of Directors, but no dividend shall be declared or paid on the common stock unless all dividends, current and cumulated, have been paid on, or otherwise provided for, the preferred stock.

Section 2: All or part of the shares of preferred stock shall be subject to redemption at the option of the Board of Directors of the Corporation upon thirty (30) days notice by mail to the holders of shares intended to be redeemed, at their respective addresses appearing on the stock books of the corporation, at the par value of such stock, without premium, plus an amount equal to all dividends accrued and unpaid on such stock. If it is intended at any time to redeem fewer than all of the shares of preferred stock then outstanding, shares shall be selected for redemption by lot in such manner as shall be determined by the Board of Directors. At any time after the notice of intention to redeem has been mailed as herein provided, the corporation may deposit the aggregate redemption price with any bank or trust company in the City and County of Denver, State of Colorado, named in said notice, payable in the amounts aforesaid to the respective record holders of the shares to be redeemed on endorsement and surrender of their certificates. Upon the making of the deposit, said holders shall cease to be stockholders with respect to said shares and from and after the making of the deposit, said holders shall have no interest in or claim against the corporation with respect to said shares, but shall be entitled only to receive said monies from said bank or trust company without interest. Any monies unclaimed at the end of six years from the date of said deposit shall be repaid to the corporation. Shares of preferred stock from time to time redeemed shall be forthwith cancelled and shall not be reissued.


                             30
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Section 3.  Upon dissolution or liquidation of the corporation the holder of each share of preferred stock shall be entitled to receive and shall be paid an amount not to exceed $25.00 per share plus an amount equal to all dividends accrued and unpaid on each share before any sum shall be paid to or distributed to the holders of the common stock. After the payment to the holders of the preferred stock of the full preferential amounts payable to them as aforesaid, any and all assets of the corporation then remaining shall be distributed pro-rata among the holders of the common stock, according to the number of shares held by each of them.

Section 4. The common stock shall have sole and exclusive right to vote on all questions, including the election of directors, and the holders thereof shall be entitled to one vote for each share of stock held.

Section 5. No holder of common or of preferred stock shall have any preemptive right to subscribe to any issue of stock of this corporation, or any securities convertible into stock, whether now or hereafter authorized.
















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